Exhibit 4.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

DATED AS OF MAY 29, 2012

BY AND AMONG

DIAMOND FOODS, INC.

AND

THE PURCHASERS NAMED HEREIN

DIAMOND FOODS, INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into this 29th day of May 2012, among Diamond Foods Inc., a Delaware corporation (the “Company”), and the purchasers (collectively, the “Purchasers”) named on Exhibit A of the Securities Purchase Agreement, dated May 22, 2012, among the Company and the Purchasers (the “Purchase Agreement”).

This Agreement is being made pursuant to the Purchase Agreement, which provides for the issuance and sale to the Purchasers or up to $150.0 million aggregate principal amount of its 12.0% Senior Notes due 2020 (the “Senior Notes”) and up to $75.0 million aggregate principal amount of its 12.0% Redeemable Senior Notes due 2020 (the “Redeemable Notes”, and with the Senior Notes, the “Notes”) and warrants to purchase up to 4,420,859 shares of the Company’s common stock (the “Warrants”) and, subject to the satisfaction of certain conditions, for the redemption by the Company of $75.0 million in aggregate principal amount of the Redeemable Notes (upon which redemption all remaining Notes, including any remaining Redeemable Notes, shall be deemed Senior Notes) and the cancellation of all of the Warrants in exchange for the issuance to the Purchasers of a number of shares of Series A Preferred Stock (as defined herein) having an initial aggregate liquidation preference of $75.0 million.

In order to induce the Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through the ownership of voting securities, by contract or otherwise), and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning set forth in the preamble hereof.

“Beneficially Own” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the 1934 Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Business Day” shall mean any calendar day on which the NASDAQ Stock Market and the SEC are open for trading or business, as the case may be.

“Closing Date” shall have the meaning given to it in Section 2.2 of the Purchase Agreement.

“Common Stock” shall mean any shares of Common Stock, $0.001 par value, of the Company.

“Company” shall have the meaning set forth in the preamble hereof and shall also include the Company’s successors.

“Effectiveness Period” shall have the meaning set forth in Section 2.1(a).

“Excluded Registration” shall mean (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

“Free Writing Prospectus” shall have the meaning set forth in Rule 405 of the 1933 Act.

“Holder” shall mean any Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who Beneficially Own the Registrable Securities.

“Holder Supported Distribution” shall mean a distribution of Common Stock that are Registrable Securities in connection with which Holders have utilized their rights for cooperation from the Company under Section 5 of this Agreement.

“Issuer Free Writing Prospectus” shall have the meaning set forth in Rule 433 of the 1933 Act.

“Majority Holders” shall mean Holders holding over 50% of the Registrable Securities; provided that, for the purpose of this definition, a holder of shares of Series A Preferred Stock shall be deemed to hold that number of shares of Common Stock into which such Holder’s Series A Preferred Stock is convertible into; provided, further, that for purposes of this definition, a holder of a Warrant shall be deemed to hold that number of shares of Common Stock for which such Holder’s Warrants is exercisable.

“Notes” shall have the meaning set forth in the preamble.

“Permitted Transfer” shall have the meaning given such term in Section 8.1(a) of the Purchase Agreement.

“Person” shall mean an individual, partnership (general or limited), corporation, limited liability company, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

“Prospectus” shall mean a prospectus relating to the Registrable Securities included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Purchasers” shall have the meaning set forth in the preamble.

“Redeemable Notes” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants; provided, however, that such Common Stock shall cease to be Registrable Securities when (i) a Registration Statement with respect to such Common Stock shall have become effective under the 1933 Act and such Common Stock shall have been sold or transferred pursuant to such Registration Statement, (ii) such Common Stock have been transferred in compliance with Rule 144 under the 1933 Act (or any successor provision thereto), (iii) such Common Stock is transferable pursuant to Rule 144 (or any successor provision thereto) in any three month period without limitation as to volume but with the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or any successor provisions thereto) and such Common Stock is held by a Holder who is not an Affiliate of the Company, or (iv) such Common Stock shall have ceased to be outstanding.

“Registration and Offering Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC registration and filing fees, (ii) as applicable, all reasonable fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement and any Prospectus, and, as applicable, any offering or information memorandum, any amendments or supplements thereto, any securities sales agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, (v) all rating agency fees, if any, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, (including, as applicable, the expenses of any “comfort letters”), (vii) the reasonable fees and expenses of any escrow agent or custodian, and (viii) the reasonable fees and expenses of counsel to the Holders in connection with the Registration Statement, which counsel shall be selected by the Majority Holders, but excluding any underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean a registration statement of the Company pursuant to the provisions of Section 2 which covers Registrable Securities on Form S-1 or, if the Company is eligible to use Form S-3, Form S-3 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein; provided, however, that a registration statement shall not be deemed a Registration Statement until such time as it includes a Prospectus relating to the Registrable Securities.

“Rule 144” shall mean Rule 144 under the 1933 Act.

“SEC” shall mean the Securities and Exchange Commission or any successor agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

“Senior Notes” shall have the meaning set forth in the preamble.

“Series A Preferred Stock” shall mean any shares of Series A Preferred Stock, $0.001 par value, of the Company.

“Substantial Distribution” shall mean an offer and sale of a number shares of Common Stock that are Registrable Securities having an anticipated aggregate sales price of at least $10.0 million by Holders to purchasers that are not Affiliates of the Company, where such offer and sale is made pursuant to a bona fide public offering made pursuant to a Registration Statement.

“Suspension Period” shall have the meaning set forth in Section 2.1(b).

“Underwriter” shall mean an underwriter, as defined in the 1933 Act, of the Registrable Securities in connection with an offering thereof under a Registration Statement.

“Warrants” shall have the meaning set forth in the preamble.

2. Registration Under the 1933 Act.

2.1 Demand Registration.

(a) During the period beginning on the date that is 12 months after the Company files its Quarterly Report on Form 10-Q for the quarter ended January 31, 2012 and ending at such time as there are no longer any Registrable Securities outstanding or issuable upon the exercise of Warrants or upon the conversion of Series A Preferred Stock (such period, the “Effectiveness Period”), if at any time the Company receives a request to file a Registration Statement, a completed questionnaire in the form attached hereto as Exhibit A (the “Questionnaire”) and the other information required under Section 2.1(d) from Holders holding a majority of the Registrable Securities then outstanding (the “Initiating Holders”), then the Company shall (i) within 10 Business Days give written notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders, (ii) as soon as practicable, and in any event within 75 days after the date such request is given by the Initiating Holders, file a Registration Statement covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such other Holder delivered to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(b), and (iii) at its own cost, use its reasonable efforts to cause such Registration Statement to become effective as soon as practicable.

(b) Notwithstanding the foregoing obligations, the Company may suspend the use of any Prospectus for a period not to exceed 75 days in any 90-day period or an aggregate of 120 days in any 12-month period (each, a “Suspension Period”), if the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including without limitation plans for a registered public offering, an acquisition or other proposed or pending corporate developments and similar events or because of filings with the SEC, it is in the best interests of the Company to suspend such use; provided, that (i) the Company may not suspend such use more than once in any 12-month period, and (ii) prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension (and each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Holder is advised in writing that the Prospectus may be used, which notice the Company agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension). Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (including, without limitation, the fact of the suspension), except as required by applicable law.

(c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated registration pursuant to which the Holders had an opportunity to register Registrable Securities pursuant to Section 2.2; provided, that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective, or (ii) if the Company has effected four (4) registrations pursuant to Section 2.1(a). A registration shall not be counted as “effected” for purposes of this Section 2.1(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(c).

(d) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities and as may be reasonably requested by the Company from time to time.

(e) Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Registration Statement and related Prospectus it will do so only in accordance with this Section 2. Each Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement without delivering, or causing to be delivered, a Prospectus (excluding those materials incorporated by reference therein) to the purchaser thereof and to notify the Company within ten days of a written request by the Company of the amount of Registrable Securities sold pursuant to the Registration Statement.

Each Holder agrees that, unless it obtains the prior written consent of the Company, it will not make any offer relating to the Registrable Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a Free Writing Prospectus required to be filed with the SEC. The Company represents that any Issuer Free Writing Prospectus authorized by it in writing for use by such Holder will be delivered to each such Holder and will not include any information that conflicts with the information contained in the Registration Statement or the Prospectus and, any such Issuer Free Writing Prospectus, when taken together with the information in the Registration Statement and the Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The Company agrees to supplement or amend the Registration Statement if required by the 1933 Act or the rules and regulations thereunder or by the instructions applicable to the registration form used by the Company, or to the extent the Company does not object, as reasonably requested by the Holders with respect to information relating to such Holders covered by such Registration Statement, and to furnish to the Holders copies of any such supplement or amendment promptly after it is used or filed with the SEC.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such proposed registration. Upon the request of each Holder given within 20 days after such notice is given by the Company, the Company shall, subject to the provisions of Section 3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. With respect to any Registrable Securities that Holders do not request to be included in such registration, the Holders agree not to sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of securities of the same type (including any underlying securities) as the Registrable Securities included in such registration, or any securities convertible into or exercisable for such securities, during the ten days prior to the pricing of the public offering related to such registration and until the earlier of (A) if applicable, the end of any lock-up period which the Underwriters deem is necessary to effectuate such public offering (which in no event will be greater than 90 days), which lock-up period shall begin on the date of the pricing of such public offering, and (B) the abandonment of such public offering. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

2.3 Expenses. The Company shall pay all Registration and Offering Expenses in connection with any registration pursuant this Agreement. Each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities in accordance with such Holder’s pro rata basis of the number of Registrable Securities to be registered on their behalf.

2.4 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. In cases other than a Substantial Distribution (which is subject to Section 5(f)) or a registration pursuant to Section 2.2, the Underwriters will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In a registration pursuant to Section 2.2, the Underwriters will be selected by the Company. In any such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3(l)) enter into an underwriting agreement in customary form with the Underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.4, if the managing Underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its Underwriters, and then only in such quantity as the Underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the Underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the Underwriters and the Company in their good faith discretion determine will not jeopardize the success of the offering. If the Underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, and any other securities having contractual registration rights to be included in such offering are reduced on a pro rata basis with the Registrable Securities, (ii) the number of Registrable Securities included in the offering be reduced below 20% of the total number of securities included in such offering. For purposes of the provision in this Section 2.4(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the Underwriter’s cutback provisions in Section 2.4(a), fewer than all of the total number of Registrable Securities that the Holders have requested to be included in such registration statement are actually included.

(d) For the avoidance of doubt, this Section 2.4 shall apply to any underwriting of Registrable Securities, regardless of whether such underwriting is a Substantial Distribution.

2.5 Effectiveness. After a Registration Statement is effective, if the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

3. Registration Procedures. In connection with the obligations of the Company with respect to any Registration Statement, the Company shall:

(a) at a reasonable time, but in no event less than five Business Days prior to filing the Registration Statement, any Prospectus forming a part thereof, any amendment to the Registration Statement or amendment or supplement to such Prospectus (other than amendments and supplements that do nothing more than name Holders and provide information with respect thereto), furnish to the Purchasers or any Underwriter or designee thereof and special counsel to the Purchasers or any Underwriter or designee thereof copies of all such documents proposed to be filed and shall consider in good faith the inclusion of such comments as the Purchasers or any Underwriter or designee thereof and such special counsel to the Purchasers or any Underwriter or designee thereof reasonably shall propose within three Business Days of the delivery of such copies to the Purchasers or any Underwriter or designee thereof and counsel to the Purchaser or any Underwriter or designee thereof. In addition, if any

Holder that has provided the Questionnaire and the other information required by Section 2.1(d) shall so request in writing a reasonable time prior to filing any such documents, the Company shall furnish to such Holder copies of all such documents proposed to be filed and shall consider in good faith the inclusion of such comments as such Holder reasonably shall propose within three Business Days of the delivery of such copies to such Holder;

(b) ensure that (i) the Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the 1933 Act, and (ii) the Registration Statement and any amendment thereto does not, when it becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c) use its reasonable efforts at all times, except as provided in Section 2.1(b), to take all steps necessary to effect and maintain the registration of all of the Registrable Securities covered by the Registration Statement;

(d) use its reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary under applicable law to keep the Registration Statement effective for the Effectiveness Period, subject to Section 2.1(b); and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed in compliance with Rule 424 (or any similar provision then in force) under the 1933 Act and use reasonable efforts to comply during the Effectiveness Period with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder required to enable the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended method or methods of distribution (as provided to the Company in the Questionnaires) by the selling Holders thereof;

(e) (i) notify in writing each Holder of Registrable Securities of the filing of a Registration Statement or any post-effective amendment to a Registration Statement and of when any such Registration Statement or any post-effective amendment to a Registration Statement has become effective, (ii) during the Effectiveness Period, furnish to each Holder of Registrable Securities that has provided the Questionnaires and the information required by Section 2.1(d) and to each Underwriter, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request in writing, including financial statements and schedules and, if such Holder or Underwriter so requests, all exhibits thereto in connection with the sale or other disposition of the Registrable Securities, and (iii) subject to Section 2.1(b) and to any notice by the Company in accordance with Section 3(g) of the existence of any fact of the kind described in Sections 3(g)(i), (ii), (iii), (iv) and (v), hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and Underwriters of Registrable Securities that has provided the Questionnaire and the other information required by Section 2.1(a) in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein;

(f) use its reasonable efforts to register or qualify or cooperate with the Holders and Underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement and each Underwriter shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to maintain such registration or qualification and to enable each such Holder and Underwriter to consummate the disposition in each such jurisdiction of such Registrable

Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(g) notify as promptly as reasonably practicable each Holder of Registrable Securities under a Registration Statement that has provided the Questionnaire and the other information required by Section 2.1(d) and, if requested by such Holder, confirm such advice in writing promptly (i) of any request, following the effectiveness of the Registration Statement under the 1933 Act, by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the occurrence (but not the nature of or details concerning) of any event or the discovery of any facts during the period a Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading, (provided, however, that no notice by the Company shall be required pursuant to this clause (iii) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Form 8-K or other appropriate 1934 Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading), (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of any determination by the Company that a post-effective amendment to such Registration Statement would be required by applicable law;

(h) provided that a Holder then holds a number of shares of Registrable Securities with a fair market value of at least $10.0 million, use reasonable efforts to promptly notify such Holder (i) of receipt of any comment letters received from the SEC with respect to a Registration Statement or any documents incorporated therein and (ii) any other request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information with respect to the Registration Statement and Prospectus;

(i) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest practicable moment or, if any such order or suspension is made effective during any Suspension Period, at the earliest practicable moment after the Suspension Period;

(j) subject to Section 2.1(b), upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(g)(i), (ii), (iii), (iv) and (v), as promptly as practicable after the occurrence of such an event, use reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder that has provided the Questionnaire and the other information required by

Section 2.1(d) of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

(k) use its reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

(l) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in order to expedite or facilitate the disposition of the Registrable Securities, in usual and customary form, with the Underwriter(s) of such offering;

(m) make available, during normal business hours, for inspection by any selling Holder, any Underwriter participating in any disposition pursuant to the Registration Statement and any attorney, accountant or other agent retained by any such selling Holder or Underwriter, financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply information reasonably requested by any such selling Holder, Underwriter, attorney, accountant or agent in connection with such Registration Statement (subject to execution by any such party of a confidentiality agreement in customary form reasonably satisfactory to the Company);

(n) use its reasonable efforts effort to provide such information as is required for any filings required to be made with the Financial Industry Regulatory Authority, Inc.; and

(o) in connection with any Substantial Distribution pursuant to such Registration Statement, comply with requirements of Section 5.

Without limiting the provisions of Section 2.1(d), the Company may (as a condition to such Holder’s participation in the Registration Statement) require each Holder of Registrable Securities to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading, any other information regarding such Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Prospectus or Registration Statement under applicable law or pursuant to SEC comments and any information otherwise reasonably required by the Company to comply with applicable law or regulations.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(g)(i), (ii), (iii), (iv) and (v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus included in the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) or written notice from the Company that the Registration Statement is again effective and no amendment or supplement is needed, and, if so directed by the Company, such Holder will deliver to the Company all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

4. Indemnification; Contribution.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser, each Holder who provided the Questionnaire and the other information to the

Company in accordance with Section 2.1(d), and each of their respective directors, officers and employees and agents and each Person, if any, who controls such Purchaser or Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each of the foregoing is referred to herein as an “indemnified party”) (i) against any loss, claim, damage, liability or expense to which such indemnified party may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (x) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (z) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus prepared by it or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, as incurred, based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 4.4) any such settlement is effected with the written consent of the Company; and (iii) against any and all reasonable out-of-pocket expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by such indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense incurred to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the Registration Statement (or any amendment or supplement thereto), any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 4.1 shall be in addition to any liabilities that the Company may otherwise have.

4.2 Indemnification by the Holders. Each Holder who has provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), severally, but not jointly, agrees to indemnify and hold harmless the Company, each Purchaser and the other selling Holders who have provided the Questionnaire and the other information to the Company in accordance with Section 2.1(d), and each of their respective directors, officers, employees and agents and each Person, if any, who controls the Company, any Purchaser or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4.1, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto), any preliminary prospectus or the Prospectus included therein (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by or on behalf of such Holder expressly for use in such Registration Statement (or any amendment thereto), such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto).

4.3 Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (1) will not relieve it from liability under Sections 4.1 and 4.2 unless and to the extent it did not otherwise learn of such action and such failure materially prejudices the indemnifying party and (2) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in this Section 4. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

4.4 Settlements. The indemnifying party under this Section 4 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 4.3, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the indemnifying parties on the one hand and the indemnified parties and the Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any reasonable out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each director, officer, employee and agent of Holder, or each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder, and each director, officer, employee or agent of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

The provisions of this Section 4 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any indemnified person referred to in this Section 4, and shall survive the sale by a Holder of Registrable Securities covered by such Registration Statement.

5. Substantial Distributions.

(a) Each Purchaser hereby acknowledges the restrictions on the transfer set forth in Section 8 of the Purchase Agreement.

(b) If the Company shall at any time receive a written request from Holders holding a majority of the Registrable Securities then outstanding (i) that the Company assist in a Substantial Distribution, (ii) stating that such Holders have a current bona fide intent to effectuate a Substantial Distribution and (iii) providing verification that such Purchasers Beneficially Own an aggregate number of shares sufficient to effect a Substantial Distribution, the Company will provide such Holders with its reasonable efforts, as requested by such Holders, to facilitate such Substantial Distribution; provided, however, that the Company shall only be required to assist the Holders with an aggregate of four such Substantial Distributions and; provided further, that the Company will only be required to provide Holders with such cooperation until the earlier of consummation of such Holder Supported Distribution or 30 days following the earlier of the public announcement or commencement of marketing efforts with respect to such distribution. Under any circumstances and for such periods as the Company would be permitted to initiate a Suspension Period pursuant to Section 2.1(b), the Company shall have the right to delay the commencement (e.g., the taking of any external activity, but not including internal, non-public preparatory work) of a Holder Supported Distribution (a “Delay Period”) for a period of days which, when aggregated with any pending or prior Suspension Periods and Delay Periods, would not exceed the 75 and 120 day limits set forth in Section 2.1(b) without, in the context of a registered Holder Supported Distribution, formally initiating a Suspension Period; provided, that any such Delay Period may not exceed and shall reduce (on a day-for-day basis) the 75 and 120 day limits set forth in Section 2.1(b), unless otherwise agreed by the Holders. In addition, under no circumstances shall the Company be required to commence a Holder Supported Distribution at any time during the three week period immediately preceding the public disclosure of results for any quarter (the “Pre-Announcement Periods”); provided that if a request for a Holder Supported Distribution has been made before and delayed by any Delay Period or Pre-Announcement Period, the Company will take all such action as is reasonably requested during such Delay Period or Pre-Announcement Period to permit such Holder Supported Distribution to be commenced promptly following the expiration of such Delay Period or Pre-Announcement Period. For the avoidance of doubt, any Holder Supported Distribution shall not require any pre-clearance under any stock trading policies of the Company in effect at such time.

(c) For purposes of the Substantial Distributions with which the Company is required to provide the Holders with assistance, it shall be deemed to be a Substantial Distribution for which the Company has provided assistance if the Holders request such assistance and the Substantial Distribution is cancelled, terminated or otherwise not consummated, unless such cancellation, termination or failure to consummate such Substantial Distribution is based upon material adverse information concerning the Company of which the Holders initiating such Substantial Distribution were not aware at the time of such request.

(d) In furtherance of the Company’s undertakings, and subject to the limitations in Section 5(b), the Company agrees to use its reasonable efforts to enter into such customary agreements (on terms reasonably acceptable to the Company) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the Registrable Securities being offered and sold in a Substantial Distribution by the Holders in which the Company provides cooperation, including, but not limited to:

i. obtaining opinions of counsel to the Company and updates thereof addressed to each selling Holder and the Underwriters, if any, covering matters as are customarily requested in opinions covering secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

ii. obtaining “comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in any Registration Statement or offering memorandum, as the case may be) addressed to the Underwriters;

iii. causing the Company’s officers, directors, employees, accountants and auditors to supply relevant information, and causing appropriate persons to be reasonably available during regular business hours for discussions concerning such documents, as reasonably requested by any such Holder, Underwriter, attorney, accountant or agent in connection with any such Substantial Distribution as is customary for similar due diligence examinations;

iv. delivering such documents and certificates to the Holders and the Underwriters, if any, as may be reasonably requested by such Holders or Underwriters and as are customarily delivered in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

v. making appropriate members of senior management reasonably available to participate in conference calls during regular business hours with potential investors and make presentations to ratings agencies as is reasonably necessary and customary in secondary resale offerings of companies of comparable size, maturities and lines of business as the Company;

vi. not selling, offering or agreeing to sell, granting any option for the sale of, or otherwise transferring or disposing of securities of the same type (including any underlying securities) as the Registrable Securities included in such Substantial Distribution, or any securities convertible into or exercisable for such securities, during the ten days prior to the pricing of such Substantial Distribution and until the earlier of (A) the end of any lock-up period which the Underwriters deem is necessary to effectuate such Substantial Distribution (which in no event will be greater than 90 days), which lock-up period shall begin on the date of the pricing of such Substantial Distribution, and (B) the abandonment of such Substantial Distribution, provided that the Company may offer, issue and sell shares of securities of the same type (including any underlying securities) as the Registrable Securities (1) pursuant to any employee, officer or director stock or benefit plan, (2) upon the conversion or exercise of securities, or rights with respect to any such securities, outstanding on the date hereof, or (3) issued or to be issued by the Company in connection with an acquisition;

vii. requesting the Chief Executive Officer, the Chief Financial Officer and each other director and executive officer of the Company as the Holders or Underwriters, if any, reasonably determine is necessary to effectuate any Substantial Distribution to agree not to effect any public or private sale or distribution or otherwise dispose (including sales pursuant to Rule 144 under the 1933 Act) of securities of the same type (including any underlying securities) as the Registrable Securities during such period (except as part of such Substantial Distribution, if otherwise permitted and subject to reasonable and customary exceptions including, but not limited to, the exercise of stock options or warrants and transfers or sales of shares of Common Stock for the payment of exercise costs (including taxes) in respect thereof), unless the Holders and the Underwriters, if any, participating in any Substantial Distribution otherwise agree; and

viii. if an underwriting or purchase, sale or agency agreement is entered into, causing the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 4 with respect to the Underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any Underwriters, in the form customarily provided to such Underwriters in similar types of transactions.

(e) In connection with any Substantial Distribution in which the Company provides assistance to the Holders or the Underwriters thereto, if any, the Company may require each Holder or Underwriter, and their attorneys, accountants or agents retained by them, to maintain in confidence and not to disclose to any other person any information or records provided as part of such assistance, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Registration Statement or otherwise), (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), (C) such information is required to be set forth in a Registration Statement or the Prospectus or offering or information memorandum included therein or in an amendment to such Registration Statement or an amendment or supplement to such Prospectus in order that such Registration Statement, Prospectus, amendment or supplement, complies with applicable requirements of the federal securities laws and the rules and regulations of the SEC and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (D) such information becomes available to any such person from a source other than the Company and such source is not known to the Holder to be bound by a confidentiality agreement with the Company or other confidentiality obligations or duties in respect of the Company, as the case may be.

(f) If any of the Registrable Securities to be sold in a Substantial Distribution are to be sold in an underwritten offering, the Underwriter or Underwriters that will manage such offering will be mutually agreed by the Majority Holders of such Registrable Securities included in such offering and the Company.

(g) This Section 5 shall terminate, and the Holders shall have no rights pursuant to this Section 5, upon the termination of the Effectiveness Period.

6. Rule 144. With a view to making available to Holders of Registrable Securities the benefits of Rule 144, the Company covenants that during the Effectiveness Period and for so long as the Company is subject to the reporting requirements of the 1934 Act, it will use its reasonable efforts to (i) file all reports and other documents required, if any, to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the 1933 Act within the limitations of the exemption provided by Rule 144. If at any time the Company is not subject to the reporting requirements of the 1934 Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144.

7. Miscellaneous.

7.1 No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The rights granted to the Holders hereunder do not for the term of this Agreement conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

7.2 Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders. Notwithstanding the foregoing, (i) a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of the Registrable Securities being sold under such Registration Statement and (ii) this Agreement may be amended by a written agreement between the Company and the Purchasers, without the consent of the Holders of the Registrable Securities, in order to cure any ambiguity or to correct or supplement any provision contained herein; provided, that no such amendment shall adversely affect the interest of the Holders of Registrable Securities. Each Holder of Registrable Securities outstanding at the time of any amendment, modification, waiver or consent pursuant to this Section 7.2 shall be bound by such amendment, modification, waiver or consent, whether or not any notice or writing indicating such amendment, modification, waiver or consent is delivered to such Holder.

7.3 Notices. All notices, consents and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, or any courier guaranteeing overnight delivery to (a) the address for such Holder on the Company’s records and (b) if to the Company, initially at the Company’s address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 7.3.

All such notices and communications shall be deemed to have been duly given when delivered in person or by private courier with receipt, if telefaxed or electronically delivered when verbal or email confirmation from the recipient is received, or three days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid.

7.4 Successor and Assigns. Except with respect to Section 5, which is only for the benefit of the Purchasers, this Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that, nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

7.5 Third Party Beneficiaries. Each Holder of Registrable Securities shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

7.6 Specific Enforcement. Without limiting the remedies available to the Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it may not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Purchaser or any Holder may seek such relief as may be required to specifically enforce the Company’s obligations under this Agreement.

7.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

7.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

7.9 Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Each of the parties hereto irrevocably and unconditionally:

i. submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the exclusive jurisdiction of the courts of the state of New York and the Federal courts of the United States of America located within the city of New York in the State of New York, and appellate courts thereof;

ii. consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

iii. agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 7.3 or at such other address of which the other party shall have been notified pursuant thereto;

iv. agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

v. agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

vi. agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

vii. irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

7.10 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

7.11 Entire Agreement. This Agreement, the other Transaction Agreements and the Nondisclosure Agreement dated March 20, 2012, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

DIAMOND FOODS, INC.

By:	/s/ Brian J. Driscoll
Name:	Brian J. Driscoll
Title:	President and Chief Executive Officer

[Signature Page to the Registration Rights Agreement of Diamond Foods, Inc.]

Confirmed and accepted as of the date first written above:

OCM PF/FF ADAMANTINE HOLDINGS, LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Matt Wilson
Name:	Matt Wilson
Title:	Managing Director

By:	/s/ Zach Serebrenik
Name:	Zach Serebrenik
Title:	Senior Vice President

[Signature page to the Registration Rights Agreement of Diamond Foods, Inc.]

EXHIBIT A

SELLING SECURITYHOLDER QUESTIONNAIRE

A-1